Exhibit 23.4

CONSENT OF WILLIAM L. ROSE, P.E.

The undersigned, William L. Rose, hereby states as follows:

I participated in the preparation of reserve and resource estimates in connection with the preparation and issuance of a technical report in March 2005, with updates in May 2006 and March 2007 (collectively, the "Technical Reports") by WLR Consulting, Inc., concerning the Cerro San Pedro Mine, for Metallica Resources Inc. (the "Company"), portions of which are summarized under the caption "Item 4. Information on the Company – D. Property, Plant and Equipment – The Cerro San Pedro Project, Mexico" in the Annual Report on Form 20-F of the Company for the year ended December 31, 2006 (the "Form 20-F"), which in turn is incorporated by reference in this Registration Statement on Form S-8 (this "Registration Statement"), to be filed with the United States Securities and Exchange Commission.

I hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the Technical Reports, including the reference to my name included with such information, as set forth above in the Form 20-F.

/s/ William L. Rose
William L. Rose

Date: December 7, 2007